UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 4, 2005

EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815
(Commission File Number)	(IRS Employer Identification No.)

161 First Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 250-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 4, 2005, EPIX and its collaborative partner Schering AG executed an amendment to the Collaborative Research Agreement between the parties, dated as of May 26, 2003.  The amendment, which takes effect as of September 30, 2005, modifies the definition of the field in the Collaborative Research Agreement.

The amendment also indicates that the parties intend to enter into a new collaborative research agreement by the end of 2005, which new agreement would replace the current Collaborative Research Agreement between the parties, and, further, that the parties intend to discuss the possible extension of the collaboration to include early stage development compounds resulting from the Agreement.

The terms and conditions of the amendment are incorporated herein by reference from the text of the amendment filed as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Amendment to Collaborative Research Agreement of May 26, 2003 between EPIX and Schering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc.

(Registrant)

Date: October 7, 2005	/s/ Michael J. Astrue
Michael J. Astrue
Chief Executive Officer